UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 30, 2010

VALLEY FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

VIRGINIA	000-28342	54-1702380
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

36 Church Avenue, S.W.
Roanoke, Virginia 24011
(Address of principal executive offices)

(540) 342-2265
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On September 30, 2010, Valley Financial Corporation, a registered bank holding company (the “Company”), and its wholly-owned subsidiary, Valley Bank, a state-chartered bank and a member of the Federal Reserve System (the “Bank”), entered into a written agreement (“Written Agreement”) with the Federal Reserve Bank of Richmond (the “Reserve Bank”).  A copy of the Written Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Under the terms of the Written Agreement, the Bank has agreed to develop and submit to the Reserve Bank for approval within the time periods specified therein written plans to (a) strengthen credit risk management policies; (b) improve the Bank’s position with respect to loans, relationships, or other assets in excess of $700,000 that are now past due more than 90 days as of the date of this Agreement, are on the Bank’s problem loan list, or adversely classified in any report of examination of the Bank; (c) maintain an adequate allowance for loan and lease losses; (d) revise its contingency funding plan; and (e) improve the Bank’s earnings and overall condition.  In addition, the Bank has agreed that it will not extend, renew or restructure any credit that has been criticized by the Reserve Bank absent prior approval by the board of directors consistent with the requirements of the Written Agreement.

Under the terms of the Written Agreement, both the Company and the Bank have agreed to submit capital plans to maintain sufficient capital and to refrain from declaring or paying dividends without prior regulatory approval.  The Company has agreed that it will not take any other form of payment representing a reduction in Bank’s capital or make any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities without prior regulatory approval.  The Company also has agreed not to incur, increase or guarantee any debt or to purchase or redeem any shares of its stock without prior regulatory approval.

Pursuant to the terms of the Written Agreement, the Company and the Bank have appointed a committee to monitor compliance with the Written Agreement.  The directors of the Company and the Bank have recognized and unanimously agree with the common goal of financial soundness represented by the Written Agreement and have confirmed the intent of the directors and executive management to diligently seek to comply with all requirements of the Written Agreement.

The foregoing description of the Written Agreement is a summary and does not purport to be a complete description of all of the terms of such agreement and is qualified in its entirety by reference to the copy of the Written Agreement filed with this Current Report.

Item 8.01                 Other Events

Today, the Company issued a press release announcing the entry into the Written Agreement discussed above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits

(d)                 Exhibits

Exhibit No.	Description
10.1	Written Agreement by and among Valley Financial Corporation, Valley Bank, and the Federal Reserve Bank of Richmond, dated as of September 30, 2010.

99.1	Press Release, dated October 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION

Date: October 6, 2010	By:	/s/ Kimberly B. Snyder
Kimberly B. Snyder, Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                            Description
10.1	Written Agreement by and among Valley Financial Corporation, Valley Bank, and the Federal Reserve Bank of Richmond, dated as of September 30, 2010.

99.1	Press Release, dated October 6, 2010.